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Exhibit 10.14




                   SETTLEMENT AGREEMENT AND MUTUAL RELEASES

      This Settlement Agreement and Mutual Releases ("Agreement") is made this 30th day of March, 1999 by and between Christian Kjaer ("Kjaer"), Kosmas Group International, Inc. ("KGI") and Equivest Finance, Inc. ("EFI").

      WHEREAS, Kjaer and Castle Acquisition, Inc. ("CAI"), a wholly owned subsidiary of Castle Holdings, L.L.C. ("Holdings") are party to that certain agreement, dated January 8, 1998 (the "Kjaer Agreement"), pursuant to which CAI acquired certain property, obligations, rights and interests (the "Interests") from Kjaer on the terms described therein.

      WHEREAS, Kjaer, Holdings and Kosmas Caribbean Holdings Corporation ("KCHC"), a subsidiary of KGI subsequently entered into a further agreement, dated July 30, 1998 (the "Tri-Partite Agreement"), pursuant to which KCHC agreed to acquire CAI and other stock and assets from Holdings and, to obtain Kjaer's consent, agreed to purchase from Kjaer the Interests on the terms described therein.

      WHEREAS, Holdings has never made any payments to Kjaer under the Kjaer Agreement.

      WHEREAS,  Holdings has brought an action styled Castle  Holdings,  L.L.C.  v. Kosmas
Group International,  Inc. et al., Civ. No. 1999-034 (D.V.I.) (the "Lawsuit"), in which it asserts  among  other  things  that it is  entitled  to  rescind  the KGI  Stock  Purchase
Agreement.

      WHEREAS, KGI and EFI denied the allegations contained in Holdings' complaint.

      WHEREAS, KGI and KCHC have never made any payments to Kjaer under the Tri-Partite Agreement.

      WHEREAS, Kjaer has asserted his right to rescind the Tri-Partite Agreement and the Kjaer Agreement and to reassert his rights under and with respect to the Interests.

      WHEREAS, the parties desire to settle their claims without resort to any further litigation and without any further expense or delay, but wish that the terms of this Agreement shall take effect only upon the closing of EFI's acquisition of the stock of Bluebeards Castle, Inc. ("BCI") and CAI (the "Effective Date").

      NOW, THEREFORE, in consideration of the above recitals and the covenants contained below, the adequacy and receipt of which are hereby fully acknowledged, the parties agree as follows:

      1.    Consideration.  EFI shall deliver to Kjaer the following  consideration at the
            -------------
following times:



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            (a) $2.0 million in immediately available funds of which (i) $1.0 million shall be paid no later than May 1, 1999, and (ii) $1.0 million shall be paid no later than September 1, 1999; provided, however, that the payment date shall be seven days following the closing date of the EFI Public Offering (defined below) if earlier than the dates specified in preceding clauses (i) and
(ii) above. The unpaid amount of such obligation shall bear interest from the Effective Date to the date of payment at 8.0% per annum. On the Effective Date, EFI will execute a promissory note consistent with the foregoing.

            (b) on the Effective Date, 490,000 shares of EFI common stock. The shares issued to Kjaer shall be subject to certain restrictions on sale and shall have certain registration rights as more as fully provided in Sections 5(a)(ii) and 6(a).

            (c) on the Effective Date, a warrant to purchase 250,000 shares of EFI common stock at a price equal to $9.00; such warrant shall expire after three years and shall include a mandatory exercise provision once the market value of one EFI common share equals or exceeds $12.00. For purposes of this provision, market value per EFI share shall be the mid-market price for such shares on the NASDAQ Small Cap market.

      2. Confidentiality. From and after the date hereof, each of Kjaer and any person under his direction or control shall keep confidential all information regarding the Bluebeards Castle, Inc. ("BCI") and CAI. Neither Kjaer nor any person under his direction or control shall, without the prior written consent of EFI, disclose such information except as required by law; provided, however, that no such disclosure shall be made prior to giving EFI reasonable prior written notification that explains in reasonable detail the basis for such disclosure and reasonable opportunity to seek relief from such requirement. This Section shall not apply to any information that is readily ascertainable from public or published information that did not become public or published as a result of a breach of the confidentiality provisions of this Section 2 or otherwise as a result of any improper disclosure.

      3. Non-Competition and Non-Solicitation. Kjaer covenants and agrees that from and after the date hereof for a period of three years he will not, and will cause each person under his or its direction or control not to:

            (a)   Engage in (or own any  interests  in or in any way have any  involvement with) any timeshare business within the U.S. or British Virgin Islands;

            (b) Interfere with, disrupt, or attempt to disrupt any relationship, contractual or otherwise, between EFI or any affiliates thereof and any customer, supplier, sales representative, or employee of EFI, or of any affiliates;

            (c) Directly or indirectly solicit for employment, attempt to employ or employ, or assist any entity in employing or soliciting for employment any employee or executive who is, at such time, employed by EFI or any of its affiliates.



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      4.    [reserved]

      5.    Representations and Warranties.
            ------------------------------

            (a)   Kjaer.  Kjaer hereby  represents  and warrants to KGI and EFI that as of
                  -----
the date hereof and the Effective Date:

                  (i) Kjaer has full legal right, capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance by Kjaer of this Agreement and the actions contemplated hereby have been duly and validly authorized by all necessary action, and this Agreement constitute or will constitute valid and binding obligations of Kjaer, enforceable against him in accordance with their terms. The execution, delivery and performance of this Agreement by Kjaer, the consummation of the transactions contemplated hereby and the compliance with the provisions of this Agreement by Kjaer will not conflict with, or result in any violation of, or default under, or give rise to a right of termination, cancellation or acceleration of any material obligation of or to a loss of a material benefit under or result in the creation of any lien upon any of the properties or assets of Kjaer under, (i) any material loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulations applicable to Kjaer or his properties or assets.

                  (ii) (1) Kjaer understands that (w) the shares of EFI common stock to be issued to Kjaer pursuant to Section 1(b) will not be registered under the Securities Act of 1933 (the "Securities Act") on the ground that the offering and sale of the shares of EFI common stock are exempt from registration pursuant to Section 4(2) of the Securities Act, (x) the resale or other disposition of the shares of EFI common stock is restricted pursuant to the securities laws, (y) there can be no assurance that Kjaer will be able to sell or dispose of such shares, and (z) EFI presently intends to complete a public offering of approximately 23 million shares of EFI common stock (the "EFI Public Offering") and that the offering price of such stock may be substantially lower than the price of EFI common stock as of the closing of the transaction contemplated herein.

                        (2)   the  shares  of EFI  common  stock  to be  issued  to  Kjaer pursuant to Section 1(b) are being acquired for investment only and not with a view to any sale or distribution of such shares or any part thereof in violation of the Securities Act. Kjaer agrees at all times to sell or otherwise dispose of all or any part of the shares of EFI common stock only pursuant to a registration, or exemption therefrom, under the Securities Act and in compliance with applicable state securities laws. Each party disposing of such EFI common stock shall take any steps necessary to ensure that any purchaser thereof shall agree not to sell or otherwise dispose of shares of EFI common stock except in compliance with the requirements contained in the preceding sentence.



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                        (3)   Kjaer is an  "accredited  investor"  within  the  meaning of
Rule 501 promulgated under the Securities Act and has such knowledge and experience, or has consulted with persons having knowledge and experience, in financial and business matters as to be capable of evaluating the merits and risks of an investment in the shares of EFI common stock. Kjaer has received all the information that such person deems material to his/her/its evaluation of the business, assets, liabilities, financial condition and results of operations of
EFI and all the information that such person has requested from EFI and considers necessary or appropriate for deciding whether to acquire the shares of
EFI common stock. Each such person has the ability to bear the economic risks of such prospective investment and is able, without materially impairing such financial condition, to hold the shares of EFI common stock for an indefinite period of time and to suffer complete loss on such investment, in the event such a loss should occur.

            (b)   EFI.  EFI hereby  represents  and  warrants to Kjaer that as of the date
                  ---
hereof and the Effective Date:

                  (i) EFI is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is duly qualified and in good standing as a foreign corporation in the jurisdictions where the ownership of its assets or the conduct of its business requires such qualification (except where the failure to so qualify would not have a Purchaser Material Adverse Effect (as defined in the EFI Purchase Agreement)), and has full power and authority to own its properties and assets and to carry on lawfully its business as currently conducted.

                  (ii) EFI has full legal right, power and authority to enter into this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance by EFI of this Agreement and the EFI Purchase Agreement and the actions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and this Agreement and the EFI Purchase Agreement constitute valid and binding obligations of EFI enforceable against it in accordance with their terms.

            (c)   KGI.  KGI hereby  represents  and  warrants to Kjaer that as of the date
                  ---
hereof and the Effective Date:

                  (i) KGI is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is duly qualified and in good standing as a foreign corporation in the jurisdictions where the ownership of its assets or the conduct of its business requires such qualification (except where the failure to so qualify would not have a Seller Material Adverse Effect (as defined in the EFI Purchase Agreement)), and has full power and authority to own its properties and assets and to carry on lawfully its business as currently conducted.



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                  (ii) KGI has full legal right, power and authority to enter into this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance by KGI of this Agreement and the EFI Purchase Agreement and the actions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and this Agreement and the EFI Purchase Agreement constitute valid and binding obligations of KGI enforceable against it in accordance with their terms.

            (d) Survival. Each of the representations and warranties of Kjaer, EFI and KGI shall survive until the third anniversary of the date hereof.

      6.    Registration Rights; Rule 144.
            -----------------------------

            (a) At the Effective Date, EFI and Kjaer shall enter into a piggyback registration rights agreement substantially in the form of Exhibit 6A hereto.

            (b) Kjaer acknowledges and agrees that the stock being issued to Kjaer pursuant to Section 1(b) is not registered under the Securities Act. Kjaer agrees that such stock will only be resold by him in full compliance with the Securities Act including, without limitation, Rule 144 thereunder.

      7.    Covenants of Kjaer.
            ------------------

            (a) Kjaer shall not intentionally perform any act that, if performed, or omit to perform any act that, if omitted to be performed, would prevent or excuse the performance of this Agreement or the EFI Purchase Agreement by any Party hereto or thereto, or which would result in any representation or warranty herein contained of such Party being untrue in any material respect.

            (b) Kjaer shall, on or before the Effective Date, disclose in writing to the other Parties hereto any event or condition the occurrence of which would violate or result in a violation of any of its representations, warranties, or covenants contained in this Agreement or affect its ability to perform fully the transactions contemplated by this Agreement or cause any information contained in the Disclosure Schedule supplied to EFI by KGI to be inaccurate or incomplete at any time after the date hereof until the Effective Date.

            (c) Kjaer shall each deliver or cause to be delivered to EFI or KGI, as the case may be, such instruments as the other may reasonably request for the purpose of carrying out this Agreement.

            (d) If requested to do so, Kjaer shall cooperate and use his reasonable efforts to have his agents and employees cooperate with EFI on and after the Effective Date in furnishing information, evidence, testimony and other assistance in connection with any filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Effective Date. Kjaer shall each deliver or cause to be delivered to EFI or RFI at such times and places as shall be reasonably agreed to such instruments as EFI or RFI may reasonably request for the purpose of carrying out this Agreement.



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            (e) Kjaer shall not aid, assist, provide information or advice to, or cooperate with Mr. John Cavanaugh, Castle Holdings, L.L.C. or any other person or persons acting in conert with them in connection with the Lawsuit or any other action that any of the foregoing shall bring or threaten against any of the parties hereto.

      8. Kjaer's Release of KGI and EFI. Effective as of the Effective Date, Kjaer, for himself, his respective successors and assigns, and each person he owns or controls (all of the foregoing parties collectively referred to hereinafter as the "Kjaer Releasors"), for and in consideration of the release of even date provided to the Kjaer Releasors by KGI and EFI pursuant to this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, hereby release and forever discharge KGI, EFI, RFI, KCHC, BCI, CAI and their respective stockholders, officers, directors, employees, agents, successors and assigns (collectively, the "KGI/EFI Releasees"), of and from any and all actions, claims, causes of action, demands and obligations of all kinds, arising at law or in equity, whether known or unknown, which any Kjaer Releasor ever had, now has or hereafter can, shall or may have, directly or indirectly, against any KGI/EFI Releasee for, upon or by reason of any matter, cause, transaction or thing whatsoever from the beginning of time to the date hereof. Notwithstanding the foregoing, the Kjaer Releasors expressly reserve and retain, and do not release or discharge, any rights of Kjaer Releasors arising under this Agreement and the other documents and instruments delivered in connection therewith.

      9. KGI's and EFI's Release of Kjaer. Effective as of the Effective Date, each of KGI, RFI, EFI, KCHC, BCI and CAI, for itself, its respective successors and assigns, and each person it owns or controls (all of the foregoing parties collectively referred to hereinafter as the "KGI/EFI Releasors"), for and in consideration of the release of even date provided to KGI and EFI by Kjaer pursuant to this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, hereby release and forever discharge each of Kjaer and his respective agents, successors and assigns in their capacities as such (collectively, the "Kjaer Releasees"), of and from any and all actions, claims, causes of action, demands and obligations of all kinds, arising at law or in equity, whether known or unknown, which any KGI/EFI Releasor ever had, now has or hereafter can, shall or may have, directly or indirectly, against any Kjaer Releasee for, upon or by reason of any matter, cause, transaction or thing whatsoever from the beginning of time to the date hereof. Notwithstanding the foregoing, the KGI/EFI Releasors expressly reserve and retain, and do not release or discharge, any rights of KGI/EFI Releasors arising under this Agreement and the other documents and instruments delivered in connection therewith.

      10. No Admission of Liability. It is expressly understood and agreed that this Agreement does not constitute an admission by any party of any liability or wrongdoing nor does it constitute any admission by any party of the truth of any of the allegations raised by any other party in the Lawsuit.

      11.   Costs  and  Fees.  All  costs  and fees of all  parties  shall be borne by the
            ----------------
party that has incurred the cost or fee.


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      12.   General Provisions.
            ------------------

            (a)   Entire  Agreement.   This  Agreement  supersedes  all  prior  agreements
                  -----------------
between  the  parties  (written  or oral) and is  intended  as a  complete  and  exclusive statement of the terms of the Parties' agreement.

            (b) Severability. The validity or enforceability of any term or provision of this Agreement shall in no way affect the validity or enforceability of any other term or provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

            (c)   Amendment and  Modification.  This  Agreement may be modified,  amended,
                  ---------------------------
or supplemented only by an instrument in writing signed by each Party.

            (d) Arm's Length Agreement. This Agreement has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. In addition, each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted the Agreement is not applicable and is waived. This Agreement shall be construed without regard to the identity of the person who drafted it or the party who caused it to be drafted and shall be construed as if all parties had jointly prepared this Agreement. Each and every provision of this Agreement shall be construed as though all of the parties participated equally in its drafting, and any uncertainty or ambiguity shall not be interpreted against any one party. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and of this Agreement.

            (d) Assignment. No party shall assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party.

            (e) No Third Party Beneficiaries. Except as otherwise expressly provided, nothing in this Agreement shall entitle any person other than Kjaer, KGI or EFI, or their respective successors and assigns as permitted under this Agreement, to any claim, cause of action, remedy, or right of any kind. No current or former employee of any party has any right to enforce this agreement against any party.

            (f) Notices. All notices, requests, demands, and other communications provided in this Agreement shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile (receipt confirmed), sent by national overnight courier service, or mailed by registered or certified United States Mail (return receipt requested) postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only on receipt of such notice):



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                  (i)   To KGI:

      Kosmas Group International, Inc.
      920 Third Avenue
      New Smyrna Beach, FL  32169
      Attn: Steven P. Kosmas
      Fax: (904) 428-9536

                        With a copy to:

      Cobb Cole & Bell
      150 Magnolia Avenue
      Daytona Beach, FL  32115
      Attn: John P. Ferguson
      Fax: (904) 238-7003

                  (ii)  To EFI:

      Equivest Finance, Inc.
      2 Clinton Square
      Syracuse, New York 13202
      Attn: Eric C. Cotton
      Fax: (315) 422-9477

                        With a copy to:

      Wilmer, Cutler & Pickering
      2445 M Street, N.W.
      Washington, D.C.  20037-1420
      Attn:       Eric R. Markus, Esquire
      Fax:  (202) 663-6363

                  (iii) To Kjaer






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                        With a copy to:

      Reed Smith Shaw & McClay LLP
      136 Main Street
      Suite 250
      Princeton, New Jersey  08540-5799
      Attn:  Kevin F. D'Amour
      Fax: (609) 951-0824

All notices, requests, demands, and other communications shall be effective at the earlier of (a) five (5) business days after deposit of the same in the United States Mail, certified postage prepaid; (b) twenty-four (24) hours after delivery to a national overnight courier service; or (c) confirmation of receipt if transmitted by facsimile or if delivered personally.

            (g)   Governing  Law.  This  Agreement  shall be governed by and  construed in
                  --------------
accordance  with the laws of the State of New York,  without  regard to its  principles or rules regarding conflicts of laws.

            (h) Jurisdiction, Venue, and Service of Process. The parties consent to, and waive any objection to, the exclusive jurisdiction of the United States District Court for the Northern District of New York, or any state court located in Onondaga County, New York, over the person of any party to this Agreement, for purposes of any action brought under or as the result of a breach of this Agreement. The parties agree that venue of any action brought under or as the result of a breach of this Agreement shall be proper in the courts named above, and each Party waives any objection to such venue.

            (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (j) Specific Performance; Other Equitable Relief. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which EFI is entitled at law or in equity. The parties further agree that rescission shall not be relief for any action relating to this Agreement.



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            (k) Jury Trial Waiver. TO THE FULL EXTENT PERMITTED BY LAW, EACH OF
THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO.

            (l)   Termination.  This  Agreement may be terminated at any time on or before
                  -----------
the Effective Date:

                  (i)   by the mutual written agreement of the parties thereto;

                  (ii)  by any party  hereto if the EFI Purchase  Agreement is  terminated for any reason;

                  (iii) by any party hereto if the Effective Date does not occur prior to April 15, 1999.

CHRISTIAN KJAER


By:
Its:

EQUIVEST FINANCE, INC.


By:
Its:

KOSMAS GROUP INTERNATIONAL, INC.


By:
Its:
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